UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2019

Triumph Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, SUITE 1700, Dallas, Texas 75251
(Address of principal executive offices and zip code)
(214) 365-6900
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Comm stock, par value $0.01 per share	TBK	NASDAQ Global Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2019, Triumph Bancorp, Inc., a Texas corporation (the “Company”), following the approval of the Company’s board of directors, filed a Statement of Resolutions Deleting Series of Shares (the “Statement of Resolutions”) with the Secretary of State of the State of Texas, which was effective upon filing, for the purpose of eliminating the Company’s Series A Non-Cumulative Non-Voting Preferred Stock and the Company’s Series B Non-Cumulative Non-Voting Preferred Stock (collectively, the “Preferred Stock”).  No shares of Preferred Stock were issued and outstanding at the time the Statement of Resolutions was filed.  Following the filing of the Statement of Resolutions, the shares previously authorized under each series of Preferred Stock resumed the status of authorized but unissued shares of Preferred Stock.

The foregoing description of the Statement of Resolutions does not purport to be complete and is qualified in its entirety by reference to the Statement of Resolutions, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits
Exhibit No.	Description

3.1	Statement of Resolutions Deleting Series of Shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

           TRIUMPH BANCORP, INC.

Date:  November 19, 2019                      By: /s/ Adam D. Nelson
          Name: Adam D. Nelson
            Title: Executive Vice President and General Counsel